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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 (Registration No. 333-138425) of MxEnergy Holdings Inc. of our report dated July 5, 2006 relating to the financial statements of the Retail Energy Business of Shell Energy Services Company, L.L.C., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
January 17, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM